UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

ARIZONA GOLD AND ONYX MINING COMPANY

(Exact name of registrant as specified in its charter)

UTAH	333-127953	87-0442090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1627 WEST 14TH STREET, LONG BEACH, CA 90813

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-714-609-9117

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	If a registrant with a class of equity securities registered under Section 12 of the Exchange Act (15 U.S.C. 78l) amends its articles of incorporation or bylaws and a proposal for the amendment was not disclosed in a proxy statement or information statement filed by the registrant, disclose the following information:
(1)	the effective date of the amendment; and
(2)	a description of the provision adopted or changed by amendment and, if applicable, the previous provision.

On June 24,2019, the Company’s Board of Directors and a majority of our shareholders approved an amendment to our Articles of Incorporation changing our corporate name to “Nunzia Pharmaceutical Corporation”. In addition, the Company’s Board of Directors and a majority of our shareholders also approved a reverse split of the Company’s common stock on the basis of 1 share for every 7,000 shares held.

On June 25, 2019 the Company filed with the State of Utah an Amendment to the Articles of Incorporation the above changes were Approved and Adopted.

Please refer to EXHIBIT 1: State of Utah Department of Commerce Approval and Confirmation of the changes to the Company’s Articles of Incorporation attached to this report.

The Company will announce the completion of FINRA's review, and the effectiveness of the name change and reverse split by filing a subsequent report in compliance with SEC guidelines.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 , the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arizona Gold and Onyx Mining Company

By: Michael Mitsunaga

 /s/ Michael Mitsunaga

President

Date: June 25, 2019

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EXHIBIT 1:

State of Utah Department of Commerce Confirmation and Approval of changes to the Company’s Articles of Incorporation.

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